As filed with the Securities and Exchange Commission on February 13, 2002.
                             Subject to amendment.

                                                    Registration No. 333-____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     WORLD WIDE WIRELESS COMMUNICATION, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                                          86-0887822
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                                 407 Lincoln Rd
                                    Suite 6K
                           Miami Beach, Florida 33139
                    (Address of principal executive offices)


                                915 Front Street
                             San Francisco, CA 94104
                 (Address of former principal executive offices)


                     WORLD WIDE WIRELESS COMMUNICATION, INC.
                          2002 STOCK COMPENSATION PLAN
                            (Full title of the plan)


                                CLINTON H. SNYDER
                                Agent for Service
                     World Wide Wireless Communication, Inc.
                                 407 Lincoln Rd
                                    Suite 6K
                           Miami Beach, Florida 33139
                                 (305) 672-6344
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                              ANDREW J. BECK, ESQ.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017


        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective.


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed maximum        Proposed maximum           Amount of
Title of securities          Amount to             offering price            aggregate             registration
 to be registered          be registered            per share*             offering price*            fee**
 ----------------          -------------            ----------             ---------------            -----
Common Stock                 30,000,000              $0.0075                    $225,000             $20.70
($.001 par value)            shares
====================================================================================================================

 * Estimated solely for purposes of calculating the registration fee on the basis of the average of the bid and asked prices of the Common Stock on February 12, 2002, as reported on the OTC Bulletin Board.

** Computed in accordance with Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Although this Registration Statement relates to 30,000,000 shares, the Company presently intends to issue only 18,500,000 shares. However, additional shares may be issued in the future in the case of changed circumstances.

Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

                  The Company hereby states that (i) the documents listed in (a) and (b) below are incorporated by reference in this Registration Statement and
(ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001.

                  (b) The description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (no. 333-57076) filed May 31, 2000, including any amendment thereto for the purpose of updating such description.

Item 4.           Description of Securities.
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

                  The legality of the securities registered hereunder has been passed upon by the law firm of Torys, LLP, 237 Park Avenue, New York, New York 10017. It is contemplated that members of Torys, LLP will receive 3,000,000 shares of the Common Stock pursuant to the Plan.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  The articles of incorporation of the Registrant do not contain any provisions with regard to indemnification.

                  Under the provisions of Article V of the By-laws of the Company, the Company is required to indemnify a director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Nevada, as they may be amended from time to time.

                  Also under the provisions of Article V of the By-laws of the Company, directors are entitled to advancement of expenses incurred in defending any actions against which they have a right of indemnification from the Company provided that, if the laws of Nevada require, advancement of expenses may be conditioned on an undertaking to repay if a final judicial decision is made that the director is not entitled to indemnification.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  --------

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.           Undertakings.
                  ------------

                  The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints the agent for service and Michael J. Zwebner, severally, as attorney-in-fact with full power of substitution to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on the 13th day of February, 2002.


                                     WORLD WIDE WIRELESS COMMUNICATION, INC.

                                     By:  /s/  Michael J. Zwebner
                                          -----------------------------
                                          Michael J. Zwebner
                                          Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                      Title                              Date
        ---------                                      -----                              ----
/s/ Michael J. Zwebner                     President and Chief Executive Officer        February 13, 2002
-------------------------------            (Principal Executive Officer) and
Michael J. Zwebner                         Director


/s/ Curtis Orgill                          Chief Financial Officer (Principal           February 13, 2002
-------------------------------            Financial and Accounting Officer) and
Curtis Orgill                              Director


/s/ Ramsey Sweis                           Director                                     February 13, 2002
-------------------------------
Ramsey Sweis


/s/ Alexander Walker, Jr.                  Director                                     February 13, 2002
-------------------------------
Alexander Walker, Jr.

                                INDEX TO EXHIBITS



  Number                   Description of Exhibit
  ------                   ----------------------
   4               -       World Wide Wireless Communication, Inc. 2002 Stock
                           Compensation Plan
   5               -       Opinion of Torys, LLP
   23(i)           -       Consent of Reuben E. Price & Co. (see "Consent of
                           Independent Certified Public Accountants" in the
                           Registration Statement)
   23(iii)         -       Consent of Torys, LLP (contained in Exhibit 5)
   24              -       Power of Attorney (see "Power of Attorney" in the
                           Registration Statement)